CONSENT OF INDEPENDENT REGISTERED
CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements Nos. 33-45716, 33-98946, 333-66315, 333-83556 on Form S-8 and Registration Statement No. 333-144800 on Form F-10 of our reports dated June 3, 2010 relating to the financial statements and financial statement schedules of Zarlink Semiconductor Inc. (the “Company”) (which report expresses an unqualified opinion and includes a separate report entitled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences regarding the Company’s adoption of  FASB ASC 740, Income Taxes (FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes) for the year ended March 28, 2008) and relating to the effectiveness of Zarlink Semiconductor Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Zarlink Semiconductor Inc. for the year ended March 26, 2010.

                                     /s/ Deloitte & Touche LLP
Ottawa, Canada,                                                              Independent Registered Chartered Accountants
June 3, 2010                                                     Licensed Public Accountants